Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(30,546,743)
Unrealized Gain (Loss) on Market Value of Futures	(39,978,496)
Dividend Income	3,324
Interest Income	5,644
ETF Transaction Fees	12,000
Total Income (Loss)	$(70,504,271)

Expenses
General Partner Management Fees	$165,014
Professional Fees	40,525
Brokerage Commissions	118,226
Directors' Fees and insurance	6,158
NYMEX License Fee	4,125
SEC & FINRA Registration Expense	27,000
Total Expenses	$361,048
Net Income (Loss)	$(70,865,319)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/20	$361,458,920
Additions (6,100,000 Shares)	73,775,872
Withdrawals (3,800,000 Shares)	(47,846,343)
Net Income (Loss)	(70,865,319)

Net Asset Value End of Month	$316,523,130
Net Asset Value Per Share (27,884,588 Shares)	$11.35

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596